Exhibit 1

March 6, 2006 Harnessing the power of Participative Marketing

EMAK at a glance A global family of marketing services agencies EMAK founded: 1984 Worldwide presence: Nine offices (servicing clients in 40+ countries) Corporate HQ: Los Angeles, CA Number of employees: 410 NASDAQ traded: EMAK IPO: 1994 2005 Revenues: $223.4M PROMO agency ranking: Top 20

EMAK's vision "We are the experts in Participative Marketing - our clients get marketing that works from our inspired promotional products and services."

Business opportunity Industry: Marketing Services Trends Favor EMAK Business Model: We Have the Right Platform Business Plan: Achieving Profitability & Growth with Renovation & Innovation Business Performance: Recent Financial Highlights

Industry trends favor EMAK: Traditional media is failing Traditional media is delivering less and less Audience fragmentation driven by technology, new media and consumer multi-tasking From 1979 to 2003, primetime network viewership dropped from 85% of U.S. households to 25% Clients have lost faith in conventional marketing Gradual spending shift away from traditional media to newer media and alternative marketing techniques A mere 20% of CEOs are satisfied with their current marketing Empowered consumers who skip ads increase use of non-traditional media The average consumer sees 3,000 - 5,000 ad messages per day Marketers demand stronger R.O.I. for every advertising dollar spent and better measurement The average ROI on TV advertising is ($0.50) for each dollar spent

Industry trends favor EMAK Why the big changes? Because consumers don't want to be spectators, they want to participate. 93% of consumers mistrust advertising 59% of consumers say, "very little, if any advertising is relevant to me"

Industry trends favor EMAK: Promotional marketing delivers 7 in 10 consumers are influenced by promotions Promotions motivate brand purchasing Promotions impact purchasing internationally across age, gender, and income Promotions enhance a brand's health Only 19% of consumers "'never purchase due to a promotion" - this percentage has remained consistent for the past 15 years Source: IMI International 2004 Consumer Insights for Marketing

Business opportunity Industry: Marketing Services Trends Favor EMAK Business Model: We Have the Right Platform Business Plan: Achieving Profitability & Growth with Renovation & Innovation Business Performance: Recent Financial Highlights

We have the right platform Good corporate governance is the backbone of EMAK's organization Our seven-member Board is comprised of a super-majority of independent directors (five versus two) We separate the roles of Chairman and CEO The Board has both governance/nominating and compensation committees, although not required by NASDAQ All three key Board committees are comprised of independent directors Our full Board is elected annually All stock-based incentive plans are shareholder approved

We have the right platform We have well-positioned agencies Our agencies are staffed with experts who are skilled and passionate Our experts have sharp tools to deliver innovative ideas and flawless execution We have tremendous potential for continued growth and recognition, creating financial and cultural success

We have the right platform: A unified family of agencies Logistix Worldwide: Constructive marketing to families Trends favor the kind of work Logistix is already doing Upshot: Challenging consumer indifference Brand promotions driven by innovative ideas are growing double-digits Equity Marketing: Entertainment is social currency Entertainment marketing is a $20+ billion segment Participative Marketing

Right platform: Family of complementary agencies Constructive family marketing Integrated consumer research and promotional marketing Entertainment marketing 52% 36% Includes 12% related to consumer products revenues 2005 Revenues

Right platform: Entertainment marketing Entertainment marketing - securing the most effective partnerships to build clients' brands Equity Marketing, an acknowledged leader in "shared equity" promotions, leverages popular culture in tangible and measurable promotions Flagship client is Burger King Agency is based in Los Angeles

Right platform: Equipped to serve a King Burger King is Equity Marketing's Largest Client Stable 20-year relationship Multi-year, evergreen agreement signed in 2003 Equity Marketing provides multitude of services, such as Adult and Youth & Family promotions Design and manufacture of custom promotional products Strategic planning and calendar planning Long-term global growth prospects are good BK brand advancing BK's IPO coming shortly

Client/Brand: BURGER KING(r) Region: Global Right platform: Equipped to serve a King 15

Right platform: Promotional marketing to challenge consumer indifference Upshot delivers integrated consumer research and promotional marketing that's strategic and street savvy Creates marketing ideas that prompt consumers to actively consider choices in the marketplace on their own terms Deep understanding of consumer behavior, supported by proprietary planning tools Agency is based in Chicago

Client/Brand: P&G / Herbal Essences Region: Canada Right platform: Promotional marketing to challenge consumer indifference 17

Right platform: Constructive family marketing Integrated youth and family marketing Logistix agencies offer constructive marketing solutions for family-focused brands Expertise in family insight, promotional marketing, 2-D and 3-D premium design and production, licensing consultancy and consumer products Logistix agencies have offices in London, Paris, Chicago and Los Angeles

Client/Brand: Kellogg - Kids RTEC Region: United Kingdom Right platform: Constructive family marketing 19

Consumer products division originally grew out of EMAK's infrastructure utilized for the production of promotional items Wind down of the division in 2005 due to underperformance in a challenging toy environment Exit frees up working capital Remaining licenses JoJo's Circus license expires Dec. 07 Crayola(r)-branded bath line fits business model for the long term License extended through 2008 Right platform: Consumer products division

Business opportunity Industry: Marketing Services Trends Favor EMAK Business Model: We Have the Right Platform Business Plan: Achieving Profitability & Growth with Renovation & Innovation Business Performance: Recent Financial Highlights

Renovation: Recent challenges Multiple acquisitions in recent years: slow to integrate and capture full value for customers and investors Redundancies and inefficiencies across agencies weigh on results Lack of common culture, expectations and measurement tools

Renovation: Changing our priorities Old Focus NEW FOCUS 1. Corporate EMAK 3. Corporate EMAK 2. Agencies 2. Agencies 1. CLIENTS 3. Clients

Renovation: How we got here, 2000 - 2005 Stock buyback $15M Acquisitions $38M CapEx $6M Dividends & mgmt fees $9M East 15 38 6 9 Sources of funds Crown Capital $25 million Cash from operations 42 million Total $67 million Uses of funds Cash balance at 12/31/05 - $6M

We're renovating EMAK Integrating previous acquisitions Reducing costs and overhead Streamlining corporate structure Leveraging our platform for growth Implementing new measures to evaluate success

Renovation: Integrating Logistix Worldwide Situation: EMAK had a group of struggling agencies with overlap in positioning and service offerings Employee confusion around roles and also vision Reactive relationships with clients versus proactive Lack of strategic and programming differentiation 2d capabilities underdeveloped Limited new business activities or focus Solution: introduce a distinct, unified agency with well-defined brand and go-to-market strategy. "Logistix Worldwide is a promotional products and services agency, specializing in constructive marketing to families in multiple regions and for multi-regional clients"

Results Acquisition optimization 2d global implementation (immediate rollout in the U.S.) Strategic product development Concentrate on higher opportunity segments with more strategic sell Leveraging consumer products licensing relationships Leverage existing license into new relationships Expand current retail footprint Broaden into new retail categories (mass, drug) Limit risk IPD strategic implementation Competitive point of differentiation Renovation: Integrating Logistix Worldwide

Other renovation successes Consolidation of Facilities SCI Promotion to relocate from Ontario (CA) to L.A. headquarters Streamlining Executive Positions CFO position eliminated: duties shared by two finance executives Dedicated Operations/IT position eliminated: duties split between Chief Administrative Officer and SVP Worldwide Operations Total annual savings from integration and cost cutting = approx. $4.8 million

Innovate: EMAK strategic plan Vision We are "participative marketing" experts- Our clients get marketing that works, from our inspired promotional services and products. Strategic Imperatives Unleash the passion and expertise of our people. Establish, drive and sustain the growth agenda. Ensure EMAK corporate is value-additive. Deliver increasing financial and cultural success. Realize the relevant and resonant agency promise (Support the vision of participative marketing).

Innovate: Measures to win new clients Situation: New business efforts have not been led from the top Lack of senior relationships at client/prospect level Agencies not confident on up-selling against "Strategy" platform Lack of planning and creative resources Solution: Establish and foster focused new business effort Formalized new business program where one did not exist Effort led by high profile, high impact new business professional Introduction of well-defined EMAK brands and go-to-market strategies for all 3 agencies

Innovate: Measures to win new clients Focus on increasing win rate among current clients Deploy best practices and spearhead development of senior relationships (where applicable) with clients/prospects Leverage network expertise in pitches Foster cross-sell into other services to provide maximum value to clients, as well as new revenue streams Maximize collaboration and communication using intranet Identify high volume new business opportunities to add value through strategy and insights Tap into centers of excellence across agencies on behalf of all clients

Innovate: Measures to win new clients Provide agencies with tools to measure performance and align business planning increase pricing opportunity through differentiated value added services, strategy and insight Ensure proper agency structure to support profitable growth

Innovate: Key performance indicators Client "delight" score Innovation score Employee satisfaction score Growth measures Industry perception measures Productivity Business financials Market financials

Business opportunity Industry: Marketing Services Trends Favor EMAK Business Model: We Have the Right Platform Business Plan: Achieving Profitability & Growth with Renovation & Innovation Business Performance: Recent Financial Highlights

Revenues Q4 04 Q1 05 Q2 05 Q3 05 Q4 05 Revenues 75 57.2 58.1 49.8 58.2 $ Millions 49.8 75.0 57.2 58.1 58.2

Gross margins Q4 05 Q3 05 Q2 05 Q1 05 Q4 04 25.6 29.2 25.1 25.2 22.3 Non-GAAP - Excludes non-recurring charges and gains. A reconciliation to GAAP is provided at the end of this presentation. 29.2% 22.3% 25.2% 25.1% 25.6%

EBITDA before charges Q4 04 Q1 05 Q2 05 Q3 05 Q4 05 EBITDA 1163 684 -45 1650 56 $ thousands 1,650 1,163 684 (45) 56

Diluted EPS before charges Q4 04 Q1 05 Q2 05 Q3 05 Q4 05 GAAP EPS 0.01 -0.06 -0.13 0.03 -0.11 0.03 0.01 (0.06) (0.13) $ Non-GAAP - Excludes non-recurring charges and gains. A reconciliation to GAAP is provided at the end of this presentation. (0.11)

Balance sheet highlights (in $ millions) December 31, 2005 December 31, 2004 Cash & Cash Equivalents 6.3 4.4 Working Capital 12.5 17.9 Current Ratio 1.3X 1.3X Short-term Debt -- 6.0 Stockholder's Equity/Preferred Stock, including Treasury Stock 26.3 68.8

This presentation may contain projections or other forward-looking statements regarding future events or the future financial performance of EMAK Worldwide. Such statements are only predictions, and actual future results may differ materially from them. Please refer to documents the company files from time to time with the Securities and Exchange Commission - specifically Form 10-K for 2004 and the most recent Form 10-Q - for important factors that could cause actual results to differ materially from those contained in the company's projections or forward-looking statements. This presentation contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statement) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided reconciliations within the presentation of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Safe Harbor

Gross Margin Reconciliation Q4 04 Q1 05 Q2 05 Q3 05 Q4 05 Gross margin as reported $ 9,039 $14,449 $16,885 $14,948 $15,026 Minimum royalty guarantee shortfall (gain) 7,722 -- (2,325) (399) (113) Adjusted gross margin $16,761 $14,449 $14,560 $14,549 $14,913 (in $000s)

EPS Reconciliation Q4 04 Q1 05 Q2 05 Q3 05 Q4 05 EPS as reported $(1.47) $(0.14) $0.06 $(0.33) $(6.74) Impairment of assets 0.65 -- -- 0.36 4.75 Deferred tax asset valuation allowance -- -- -- -- 1.55 Other non-recurring charges and (gains) 0.83 0.07 (0.19) 0.01 0.30 Adjusted EPS $0.01 $(0.06)* $(0.13) $0.03* $(0.11)* *Numbers do not add due to rounding

IMPORTANT INFORMATION
EMAK Worldwide, Inc. and its directors, including Barrie P. Berg, Howard D. Bland, Jeffrey S. Deutschman, James L. Holbrook, Jr., Daniel W. O’Connor, Alfred E. Osborne, Jr., and Stephen P. Robeck, may be deemed to be participants in the solicitation of proxies from stockholders of EMAK in connection with the election of directors at the 2006 annual meeting of stockholders. EMAK stockholders may obtain information regarding the identity of each participant and a description of each participant’s direct or indirect interest in the solicitation from the proxy statement of EMAK that will be mailed to each stockholder of record on the record date prior to the 2006 annual meeting of stockholders.
EMAK stockholders are strongly advised to read the proxy statement when it is available because it contains important information. EMAK stockholders may obtain a copy of the proxy statement and a white proxy card, and all other relevant documents, for free at the SEC’s website at http://www.sec.gov or by contacting EMAK’s proxy solicitors, Mackenzie Partners, Inc., at 1-800-322-2885 or (212) 929-5500 (collect) or by email at proxy@mackenziepartners.com.